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                                                                 Exhibit 10.4(c)

                     FIRST AMENDMENT TO 1995 LOAN AGREEMENT

     This First Amendment to 1995 Loan Agreement is executed on this 12th day of December, 1994, by and between HIBERNIA NATIONAL BANK, a national banking association (hereinafter "Bank"), ROYAL SONESTA, INC., a Louisiana corporation (hereinafter "Borrower") and SONESTA INTERNATIONAL HOTELS CORPORATION, a New York corporation (hereinafter "Guarantor").

                                   WITNESSETH

     WHEREAS, Borrower, Bank and Guarantor have entered into a 1995 Loan Agreement effective January 1, 1995, whereunder Bank renewed and extended a revolving line of credit facility in the amount of $5,000,000.00 (the "1995 Agreement"), and

     WHEREAS, in connection with the 1995 Agreement, Borrower executed a Promissory Note in favor of Bank dated Effective January 1, 1995 in the amount of $5,000,000.00 with interest thereon at the prime or base rate of interest charged by Citibank N.A. plus 3/4% adjustable daily ("Index Rate") per annum.

     WHEREAS, in the 1995 Agreement, the term "Interest Rate" is defined as "interest equal to the Prime Rate of Citibank, N.A. plus 3/4% (floating daily).

     WHEREAS, Borrower and Bank desire to amend the Index Rate and the Interest Rate as defined respectively in the Promissory Note and the 1995 Agreement, and also to amend a certain other covenant in the 1995 Agreement, specifically
Article II, Section 2.7 entitled "Commitment Fee."

     NOW THEREFORE, in consideration of the foregoing, the parties agree as follows:

     1. The 1995 Agreement is hereby amended so that Article I., Section 1.2, DEFINITIONS shall be amended with respect to the term "Interest Rate" to read as follows:

          "INTEREST RATE" shall mean interest equal to the Prime Rate of Citibank, N.A. minus 1/8% (floating daily).

     2. The 1995 Agreement is further amended so that Article II, Section 2.7 COMMITMENT FEE, shall read as follows:

          2.7 COMMITMENT FEE Borrower shall pay Bank a commitment fee on the Interest Payment Date on the undisbursed portion of the Revolving Credit Loan in an amount equal to .65 percent per annum of the undisbursed portion ("Undisbursed Commitment Fee").


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     3.   All other terms and conditions of the 1995 Loan Agreement and the
          Promissory Note remain in full force and effect.

     IN WITNESS WHEREOF, Bank, Borrower and Guarantor have each caused this amendment to be executed by their respective officers, hereunto duly authorized, on the day, month and year first written above.

WITNESSES:                         ROYAL SONESTA, INC.
/S/ CLAUDIA A. BRENNAN             BY: /S/ BOY A.J. VAN RIEL
----------------------                 --------------------------
                                   V.P. & Treasurer

/S/ KRISTI ROBBINS                 DATE:  December 12, 1994
---------------------
                                   SONESTA INTERNATIONAL HOTELS
                                   CORPORATION

/S/ CLAUDIA A. BRENNAN             BY: /S/ BOY A.J. VAN RIEL
----------------------                 --------------------------
                                   V.P. & Treasurer

/S/ KRISTI ROBBINS                 DATE:  December 12, 1994
---------------------

                                   HIBERNIA NATIONAL BANK

/S/ SUSAN CANO                     BY: /S/ HAL HOPSON
---------------------                 --------------------------
                                   Banking Officer

/S/ SHARON DERVER                  DATE:  December 21, 1994
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